                                                                    Exhibit 99.2

                       PIONEER-STANDARD ELECTRONICS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS FOR
               THE THREE YEARS ENDED MARCH 31, 2003, 2002 AND 2001

                                                                     Year Ended
                                                                      March 31
                                                     --------------------------------------------
(Dollars In Thousands, Except Per Share Data)             2003            2002            2001
                                                     ------------    ------------    ------------

Net Sales                                            $  1,171,631    $  1,294,322    $  1,431,838
Cost of goods sold                                      1,022,378       1,123,839       1,253,631
                                                     ------------    ------------    ------------
        Gross margin                                      149,253         170,483         178,207
Warehouse, selling and administrative expenses            135,899         154,682         163,182
Restructuring charges                                      20,697             473               -
Write-down of information technology system assets              -               -          14,200
                                                     ------------    ------------    ------------
        Operating Income (Loss)                            (7,343)         15,328             825
Other (Income) Expense
        Other income, net                                    (966)           (873)           (479)
        Investment impairment                              14,600               -               -
        Interest expense, net                               9,343          11,257          16,257
        Loss on retirement of debt                          1,164               -             771
                                                     ------------    ------------    ------------
Income (Loss) Before Income Taxes                         (31,484)          4,944         (15,724)
        Provision (benefit) for income taxes              (11,739)          1,618          (3,713)
        Distributions on mandatorily
           redeemable convertible trust
           preferred securities, net of tax                 6,315           6,237           6,305
                                                     ------------    ------------    ------------
Loss from Continuing Operations                      $    (26,060)   $     (2,911)   $    (18,316)
Income (Loss) from Discontinued
    Operations, net of tax                                 18,777          (4,136)         52,892
                                                     ------------    ------------    ------------
Income (Loss) before Cumulative Effect of
    Change in Accounting Principle                   $     (7,283)   $     (7,047)   $     34,576
        Cumulative Effect of Change in
          Accounting Principle, net of $1.9
          million tax benefit                             (34,795)              -               -
                                                     ------------    ------------    ------------
Net Income (Loss)                                    $    (42,078)   $     (7,047)   $     34,576
                                                     ============    ============    ============
PER SHARE DATA:
BASIC:
Loss from Continuing Operations                      $      (0.96)   $      (0.11)   $      (0.68)
Income (Loss) from Discontinued Operations                   0.69           (0.15)           1.97
                                                     ------------    ------------    ------------
Income (Loss) before Cumulative Effect of
   Change in Accounting Principle                    $      (0.27)   $      (0.26)   $       1.29
Cumulative Effect of Change in Accounting
    Principle                                               (1.27)              -               -
                                                     ------------    ------------    ------------
Net Income (Loss)                                    $      (1.54)   $      (0.26)   $       1.29
                                                     ============    ============    ============
DILUTED:
Loss from Continuing Operations                      $      (0.96)   $      (0.11)   $      (0.68)
Income (Loss) from Discontinued Operations                   0.69           (0.15)           1.97
                                                     ------------    ------------    ------------
Income (Loss) before Cumulative Effect of
   Change in Accounting Principle                    $      (0.27)   $      (0.26)   $       1.29
Cumulative Effect of Change in Accounting
    Principle                                               (1.27)              -               -
                                                     ------------    ------------    ------------
Net Income (Loss)                                    $      (1.54)   $      (0.26)   $       1.29
                                                     ============    ============    ============

Weighted Average Shares Outstanding:
        Basic                                          27,291,683      27,040,171      26,793,457
        Diluted                                        27,291,683      27,040,171      26,793,457
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